UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2019

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

Purchase and Sale Agreement

On June 11, 2019, certain wholly owned subsidiaries (collectively, “Seller”) of Regional Health Properties, Inc. (the “Company”) entered into an amendment (the “PSA Amendment”) to the Purchase and Sale Agreement, dated April 15, 2019 (the “PSA”), among Seller and certain affiliates of MED Healthcare Partners LLC (collectively, “Buyer”), which PSA relates to the sale of four (4) skilled nursing facilities owned by Seller. The terms of the PSA are described in the Company’s Current Report on Form 8-K filed on April 18, 2019, which description is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Pursuant to the PSA Amendment, Seller and Buyer agreed to the following, that the due diligence period has thus expired as of June 3, 2019, at 5:00 p.m. Eastern Time (“EST”) and that the scheduled closing date, subject to satisfaction or waiver of customary terms and conditions, will occur on August 1, 2019, but may be extended by up to fifteen (15) days if Buyer notifies Seller in writing by July 29, 2019 at 5:00 p.m. EST.

There is no assurance that the scheduled closing date, will be August 1, 2019, or up to fifteen (15) days later or that the sale will occur at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 14, 2019	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

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